SUBSCRIPTION AGREEMENT



THIS AGREEMENT by and between John Joseph Murphy ("Murphy"), a citizen and resident of the State of New Jersey and the MurphyMorris Investment Trust ("Trust"), a statutory trust organized and existing under and by virtue of the laws of the State of Delaware.

In consideration of the mutual promises set forth herein, the parties agree as follows:

     1. The Trust agrees to sell to Murphy and Murphy hereby subscribes to purchase 8,373.082 shares ("Shares") of beneficial interest of MurphyMorris ETF Fund, a series of the Trust, with a par value of $0.001 per Share, at a price of ten dollars ($10.00) per each Share.

     2. Murphy agrees to pay $83,730.82 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

     3. Murphy acknowledges that the Shares to be purchased hereunder have not been registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Murphy also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Murphy may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

     4. Murphy represents and warrants that he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

     5. Murphy agrees that he will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 10th day of December, 2003.



By:      /s/ John Joseph Murphy
         ________________________
         John Joseph Murphy



MurphyMorris Investment Trust


By:      /s/ John J. Murphy
         _________________________
         John J. Murphy
         President

                             SUBSCRIPTION AGREEMENT



THIS AGREEMENT by and between Gregory Lee Morris ("Morris"), a citizen and resident of the State of Georgia and the MurphyMorris Investment Trust ("Trust"), a statutory trust organized and existing under and by virtue of the laws of the State of Delaware.

In consideration of the mutual promises set forth herein, the parties agree as follows:

     1. The Trust agrees to sell to Morris and Morris hereby subscribes to purchase 3,902.791 shares ("Shares") of beneficial interest of MurphyMorris ETF Fund, a series of the Trust, with a par value of $0.001 per Share, at a price of ten dollars ($10.00) per each Share.

     2. Morris agrees to pay $39,027.91 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

     3. Morris acknowledges that the Shares to be purchased hereunder have not been registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Morris also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Morris may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

     4. Morris represents and warrants that he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

     5. Morris agrees that he will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 10th day of December, 2003.



By:      /s/ Gregory Lee Morris
         ________________________
         Gregory Lee Morris



MurphyMorris Investment Trust


By:      /s/ John J. Murphy
         _________________________
         John J. Murphy
         President